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                                                                   Exhibit 10.15


EXECUTION COPY
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                             DIAL ACCESS AGREEMENT



This Agreement ("Agreement") entered into as of the Effective Date by and between IFX Corporation and its subsidiaries ("Provider") and Tutopia.com, Inc. and its subsidiaries ("CUSTOMER").

WHEREAS, Provider is an Internet service provider offering a wide range of services for businesses in Latin America; and

WHEREAS, CUSTOMER wishes to purchase Hourly Dial Access services ("Service") from Provider in Latin America for the purpose of reselling such Service to its customers (each of which shall be an "END-USER" as defined below and, collectively, the "END-USERS") under a private label.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises set forth herein, the parties, intending to be legally bound, hereby agree as follows:

     1.  Definitions.

          1.1  Agreement

 "Agreement" means this agreement and all attachments, schedules and/or exhibits thereto.

          1.2  Effective Date

 "Effective Date" means the date on which this Agreement is signed by both parties, or by the last party to sign if the parties sign on different dates.

          1.3  END-USER

 "END-USER" means any user of Hourly Dial Access service directly from the CUSTOMER. END-USER shall not include any other entity that resells such Service.

          1.4  Host

 "Host" means a computer with a network (or IP) address.

          1.5  Hourly Dial Access

 "Hourly Dial Access" means Provider making available ports on access servers in its POPs, pursuant to its dial access service and under the terms and conditions of this Agreement, to receive incoming analog calls from an END-USER to establish a TCP/IP connection between a single Host and the Network and the Internet.

          1.6  Network

 "Network" means the combination of Provider operated equipment, servers, circuits, and other data transmission facilities comprising its TCP/IP wide-area network and which, together with other publicly-accessible TCP/IP networks, comprises the global Internet.

          1.7  POP

 "POP" means a Network "point-of-presence" where Provider data communications equipment and servers are located to provide END-USERS with access to the Network and the Internet by means of the Services.
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                                                                   Exhibit 10.15

          1.8  Service Agreement

 "Service Agreement" means a legally binding agreement between CUSTOMER and an END-USER for Service, subject to the applicable terms and conditions of this Agreement.

  .

     2.  Resale of Services.

          2.1  General.

 On the terms and conditions set forth herein, CUSTOMER shall purchase from Provider, and Provider shall sell to CUSTOMER for resale to its END-USERS, Service, as described herein, at the prices described in Schedule A. Provider also agrees to provide such Services under the minimum service standards set forth in Schedule B. Provider shall invoice CUSTOMER in accordance with
 Section 4 for Service commencing on the first day END-USER accesses the Network.

          2.2  Service.

 Provider shall provide to CUSTOMER, for resale to its END-USERS, Hourly Dial Access through dialup telephone service through the POPs in which Provider provides Service, for the fees set forth in Schedule A. Each END-USER will be solely and exclusively responsible for obtaining analog telephone service to place the data call to Provider's POP, and for all charges relating to such service (unless CUSTOMER assumes such obligations on behalf of its END-USERS). Provider assumes no liability or responsibility to CUSTOMER, END-USER or any third party for long distance toll charges, or any government applied charges, incurred by CUSTOMER, END-USER or any third party using the Service. Customer shall include a disclaimer to this effect in its Terms of Usage with each End User.

          2.3  Limits on Orders.

 As of the Effective Date, CUSTOMER may order Service on behalf of its present or future END-USERS and there shall be no limit on the number of END-USERS who may use the Network. CUSTOMER acknowledges, however, that Network capacity cannot be guaranteed. Therefore, Provider may limit CUSTOMER'S requests to add additional hours if there is insufficient capacity on the Network or in the POP to provide such number of hours requested by reasonable prior written notice to CUSTOMER, subject to Provider's obligation to provide the Minimum Services pursuant to Section 3.4. Notwithstanding the foregoing, Provider shall use commercially reasonable efforts to accommodate any request from CUSTOMER to increase the hours above the amounts Provider agreed to provide pursuant to
 Section 3.4 below, provided that Provider cannot make any guarantee regarding its ability to meet such requests. To increase the likelihood that Provider can fulfill such request, Provider shall maintain excess network capacity at least sufficient to support capacity in a given month based on the average growth rate of the previous 3 months + / - 5% of such average.

          2.5  Addition of Provider Services.

 The parties may agree to include additional Provider services, to include DSL, Web Hosting, and Co-location services when available, under this Agreement from time to time. If so, such additional Provider services shall be added only after mutual agreement on pricing and by a written modification to this Agreement.

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                                                                   Exhibit 10.15

           2.6  License for Services.

                    2.6.1  Grant of License.
Subject to the terms of this Agreement, Provider hereby grants to CUSTOMER, within the territories in which Provider operates from time to time, a non-exclusive, revocable license to, market, distribute and resell the Service directly to END-USERS under CUSTOMER'S private label, subject to the terms and conditions hereof. Customer may not resell the Service to anyone who is not an END-USER.

                    2.6.2  Limitations on License.

The grant of the foregoing license shall not entitle or in any way be construed to entitle CUSTOMER to: (a) use Provider's trademarks, trade names, copyrighted material, service marks and/or logos in connection with CUSTOMER'S sales, advertisements and promotion of the Services, except in materials provided (or approved prior to CUSTOMER'S use thereof) by Provider; (b) sublicense or assign any of its rights under this Agreement, except as may be expressly permitted by this Agreement; or (c) make any agreement or incur any liability for or on behalf of Provider, except as may be expressly permitted by this Agreement.

           2.7  Second-Level Technical Support.

Provider, through its staff or through a third party reasonably acceptable to CUSTOMER, shall provide directly to CUSTOMER'S designated technical contacts only (as identified by CUSTOMER on a Provider-provided form), at no additional charge, reasonable second-level technical support for the Services provided herein and for Network problems. However, under no circumstances shall Provider be obligated to provide any type of technical support, customer service, or problem escalation support directly to END-USERS. CUSTOMER shall not disclose to its END-USERS any of the contact information for Provider's or the third party's staff provided to CUSTOMER for its exclusive use.

           2.8  Provider POPs.

Provider may change the location of an existing POP, and/or change the means for accessing such POP (i.e., access numbers) as it, in its sole discretion, deems appropriate; provided, however, that if the effect of such change is to materially diminish the geographical coverage or capacity (on the same Dial-In basis) as serviced by the POP prior to such change, CUSTOMER shall have the right, in its sole discretion, to provide access from another service provider for such POP, without any penalty, upon thirty (30) days written notice. In the event Provider deems it necessary to close an existing POP, Provider shall provide CUSTOMER with sixty (60) days prior written notice thereof.

     3.  CUSTOMER'S Obligations.

           3.1  Technical Support, Customer Service, and Problem Escalation
     Support
CUSTOMER shall be exclusively responsible for all technical support, customer service, and problem escalation support for its END-USERS. Under no circumstances shall CUSTOMER refer END-USER phone calls, e-mail, or other communications to any Provider or third party staff. All communications by CUSTOMER relating to END-USER problems or concerns shall be made directly and exclusively between Provider (or its designated third party) and CUSTOMER's designated technical contacts.

           3.2  END-USER Billing.
CUSTOMER shall be responsible for all pricing and service plans, taxes and other governmental charges, billing and collections with respect to END-USERS. CUSTOMER is responsible for payment of all Provider charges, pursuant to Section 4 hereof, regardless of whether Customer is paid by its END-USERs.
To the extent that Provider has the ability to determine what the END USER pays for local telephone access costs, Provider and CUSTOMER shall mutually agree on the discounts or other benefits that

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                                                                   Exhibit 10.15

 Provider will make available to the END
 USER. Such discounts or benefits shall be at least equal to the best discounts or benefits that other free ISP's in the same market offer to their end users.

          3.3  Limitation on Warranties and Representations.

 Neither CUSTOMER nor its agents shall offer warranties or representations for the Service which would obligate or otherwise bind Provider beyond any warranty or representation expressly set forth in this Agreement.

          3.4  Forecast and Request.

 Prior to the end of each month, CUSTOMER shall send to Provider, a three month rolling forecast (each, a "Forecast") of the number of END-USERS and hours expected to be utilized by Customer under this Agreement and the POPs to which they are expected to connect in the following three months. The Forecast shall determine the number of hours that Provider shall provide to Customer during the last month of the Forecast (the first two months of the Forecast to be used by Provider solely for planning purposes only). The Forecast may indicate an increase or decrease over prior periods. With respect to the final month of each Forecast, Provider may either fully agree with the Forecast (an "Agreed Forecast"), partially agree with the Forecast (a "Partially Agreed Forecast") or reject the Forecast (a "Rejected Forecast"). The parties agree that Provider will not disagree with any Forecast with respect to any month below 4.5 million hours ("Minimum Services").

 The first forecast must be delivered within 15 days of the Effective Date.

 With respect to an Agreed Forecast, Provider shall provide the Hours forecasted for the third month of the Forecast.

 With respect to a Partially Agreed Forecast, Provider shall provide the Hours agreed for the third month of the Forecast to the extent that Provider agrees with the Forecast. To the extent that Provider does not agree with the Forecast, Customer may elect to choose another Provider for such non-agreed hours.

 With respect to a Rejected Forecast, CUSTOMER shall be free to pick a different Provider of Service for the third month of the Forecast.

 CUSTOMER may request additional hours in excess of the amount set forth in any Forecast for the first two months of any Forecast. However, if Provider is not willing to provide such level of Service, Customer may purchase such Service elsewhere.

 With respect to an Agreed or Partially Agreed Forecast or request, the Customer will pay for the hours used as described in Schedule A and in accordance with
 Section 4.

 With respect to a Partially Agreed Forecast or a Rejected Forecast, Customer may at its sole option choose to force Provider to satisfy the Forecast (an "Enforced Forecast"), up to the lower of: a) the Forecast or b) a projected compounded monthly growth of 25%.

 If Customer elects to make Provider accept an "Enforced Forecast" with respect to the third month of the Forecast, Customer will pay Provider for such month the higher of: (a) the total amount of hours committed to be provided by the Provider multiplied by the effective hourly rate set forth in Section 3 of Schedule A, divided by 1.25 for the first six months after the date of this Agreement, 1.175 for the next six months, and 1.10 for the second year and the third year, whether or not such hours are actually used, and (b) the pricing schedule set forth in Schedule A in accordance with Section 4. Noncompliance of this section by Provider shall not be considered a material breach of this Agreement if Provider maintains an accessibility level above 95% as required by the second paragraph of Schedule B of this Agreement.

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                                                                   Exhibit 10.15

With respect to a Partially Agreed Forecast or a Rejected Forecast, Provider shall have, in the following month, the priority to provide all rejected hours that Customer has not purchased from third parties.
In addition, when any commitment with such third parties expires, Provider shall have priority to provide any such hours that CUSTOMER still requires.

     3.5  Customer's Obligation to Provider.
Provider will have priority as Customer's Hourly Dial Access service provider in those POPs in Latin America in which Provider has a presence at the time of the Effective Date (with the express exclusion of the US) (the "Regions"); provided that (i) the quality and availability of the Services in the applicable Region shall be at least equal to those available to Customer from any other telecommunications service provider and to the extent that sufficient telecommunications capacity is available to adequately service Customer's forecast and/or requests in the Regions, and (ii) Provider is in compliance with this Agreement. Provider's services will be provided through Provider's wholly-owned or controlled in-country subsidiaries.

     4.  Payment.

           4.1  Payment Terms.
Provider shall invoice CUSTOMER monthly, in arrears for Service provided hereunder, including any amounts in excess of the Minimum Revenue Commitment. In every case, CUSTOMER agrees to pay for all Service utilized by CUSTOMER, subject to the terms and conditions hereof. All invoices will be payable within thirty
(30) days of date of invoice (the "Due Date").

           4.2  Late Payment Charges.
Delinquent payments are subject to a late payment charge accruing from the Due Date at the rate of one percent (1%) per month, of the amount due (but not to exceed the maximum lawful rate). Late payment charges shall be automatically added to the next invoice. Late payments shall also be indexed for inflation based on the local consumer price index.

          4.3  Consequences of Non-Payment.
In the event CUSTOMER does not remit payment for "Undisputed Charges" (defined as all charges invoiced to CUSTOMER except for any specified amounts which CUSTOMER disputes in good faith, with reference to specific provisions of this Agreement, and with supporting factual documentation, if any) within fifteen
(15) days after the Due Date, Provider shall give 15 days prior written notice, delivered via fax transmission and overnight courier, for CUSTOMER to cure such breach. After expiration of such period, Provider may, at its option and in addition to the late payment charges set forth in Section 4.2, suspend Service to CUSTOMER and/or END-USERS. Provider shall resume providing Service as soon as commercially reasonable upon receipt of such payment (including late payment charges), and in such event CUSTOMER shall pay Provider a reasonable reconnection fee (if applicable), which shall be invoiced and paid in accordance with this Section. Notwithstanding anything to the contrary contained in this Agreement, CUSTOMER shall be responsible for payment due to the extent that such amounts relate to CUSTOMER failure to reach the Minimum Revenue Commitment as set forth in Schedule A. CUSTOMER shall not offset or deduct any amount owed to Customer from END-USERS notwithstanding that Customer has not received payment from END-USERS.

     5. Term and Termination.

           5.1 Term.
The initial term of this Agreement shall be three (3) years beginning on the Effective Date of this agreement.

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                                                                   Exhibit 10.15

          5.2 Renewal.

 Following the initial three (3) year term, this Agreement will be renewed for a one-year term if either party hereto so elects in writing within 90 days prior to the end of the initial term, provided, that a Change of Control (as defined
 below) has not taken place.   If a Change of Control of either party has
 occurred prior to the end of the initial three (3) year term such party shall have the right to terminate this Agreement upon expiration of the three (3) year term and the other party shall not have the right to extend for the one
 (1) year renewal term as provided above. If this Agreement is so renewed, Customer shall be obliged to purchase from Provider during each month of the renewal term the lower of: a) 20% of the total hours to be used by Customer for providing internet service to its End Users or b) four (4) million hours per month for sale to Customer's End Users. The price for such services shall be as provided in Schedule A . After the first 12 month renewal term, this Agreement shall automatically continue upon the same terms and conditions for subsequent one-year periods unless terminated by either party upon written notice given at least sixty (60) days prior to the end of the applicable one-year period.

          5.3 Termination.

               5.3.1  By Either Party.

 Either party may terminate this Agreement if the other party has materially breached this Agreement and has failed to cure such breach within thirty (30) days after the non-breaching party has given written notice by fax transmission and overnight courier clearly specifying such breach. Further, Customer may terminate this Agreement as set forth in Schedule B.

               5.3.2  Other Termination.

(a) Upon termination of this Agreement for any reason at the end of the initial or any subsequent term, Provider, upon request of CUSTOMER shall continue to provide Services under the terms herein for no more than three (3) commencing at the end of the term then in effect, provided that CUSTOMER shall continue to make payments for such Services rendered as set forth in
     Section 4, at the applicable rates described in Schedule A.

(b) In case of termination as a result of failure of the parties to reach an acceptable "re-negotiated" price, as provided for in Schedule A, then CUSTOMER shall transfer all of its End-Users off of the Provider Network within a minimum period of three (3) months after the date of termination, and Provider shall continue to provide Services for this three (3) month period, as set forth herein.

     6.  Limitation of Warranties & Liability.

          6.1  LIMITATION OF WARRANTIES.

 EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, PROVIDER DOES NOT WARRANT ANY CONNECTION TO, TRANSMISSION OVER, NOR RESULTS OF USE OF, ANY NETWORK CONNECTION, SERVICE, EQUIPMENT OR FACILITIES PROVIDED UNDER THIS AGREEMENT. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, PROVIDER FURTHER DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, AND SUBJECT TO THE LIMITATION SET FORTH IN
 SECTION 6.2, PROVIDER SPECIFICALLY DISCLAIMS ANY RESPONSIBILITY FOR ANY DAMAGES SUFFERED BY CUSTOMER OR ANY THIRD PARTY, EXCEPT FOR THOSE CAUSED BY PROVIDER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

 CUSTOMER ACKNOWLEDGES THAT ITS END-USERS MAY PERIODICALLY NOT BE ABLE TO ACCESS THE NETWORK. WITHOUT LIMITING PROVIDER'S OBLIGATIONS SET FORTH ON SCHEDULE B, PROVIDER WILL TAKE REASONABLE MEASURES TO MINIMIZE SUCH INABILITY TO ACCESS THE

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                                                                   Exhibit 10.15

 NETWORK IF WITHIN PROVIDER'S REASONABLE CONTROL, HOWEVER, PROVIDER DOES NOT WARRANT OR REPRESENT THAT EACH AND EVERY END-USER WILL BE ABLE TO ACCESS THE NETWORK ON EVERY LOG-IN ATTEMPT.

          6.2  LIMITATION OF LIABILITIES.

 EXCEPT FOR CUSTOMER'S PAYMENT OBLIGATIONS, OR THE PARTIES' RESPECTIVE INDEMNIFICATION OBLIGATIONS, NEITHER PARTY (TO INCLUDE ITS PARENT COMPANY IF
 ANY), SHALL BE LIABLE TO THE OTHER FOR ANY LOSS, DAMAGE, LIABILITY, CLAIM OR EXPENSE ("CLAIMS") ARISING OUT OF OR IN RELATION TO THIS AGREEMENT OR THE PROVISION OF ANY SOFTWARE, HARDWARE OR SERVICE, HOWEVER CAUSED, WHETHER GROUNDED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR THEORY OF STRICT LIABILITY, GREATER THAN THE LESSER OF (A) $100,000, OR (B) THE SUM TOTAL OF CUSTOMER'S PAYMENTS TO PROVIDER DURING THE SIX (6) MONTHS IMMEDIATELY PRECEDING THE EVENT FOR WHICH DAMAGES ARE CLAIMED. EXCEPT FOR THE PARTIES' RESPECTIVE INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR OTHER CONSEQUENTIAL DAMAGES WHETHER OR NOT FORESEEABLE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR THE LOSS OF DATA, GOODWILL OR PROFITS) ARISING OUT OF OR IN RELATION TO THIS AGREEMENT EVEN IF ADVISED BEFOREHAND OF THE POSSIBILITY OF SUCH LIABILITY. NO ACTION OR PROCEEDING AGAINST PROVIDER MAY BE COMMENCED MORE THAN TWO YEARS AFTER THE SERVICES GIVING RISE TO THE CLAIM ARE RENDERED.

     7.  Proprietary Rights.

          7.1  Ownership of Proprietary Data.

          Except for the license specifically granted to CUSTOMER as set forth in Section 2.6, Provider shall at all times retain full and exclusive right, title, and ownership interest in and to the Service, the Network, all its names, logos, trade names, trademarks, copyrights, service marks and any and all other intellectual property or trade secret rights related thereto, and CUSTOMER shall at all times retain full and exclusive right, title, and ownership interest in and to its service, all its names, logos, trade names, trademarks, copyrights, service marks and any and all other intellectual property or trade secret rights related thereto. Neither Party may use any patent, copyrightable materials, trademark, trade name, trade secret or other intellectual property right of the other Party except in accordance with the terms of the license provision contained herein.

          7.2  Notice Requirement.

 CUSTOMER shall place a notice on all materials using Provider copyrighted materials, trademarks or service marks (including without limitation Service Agreements), as follows:

     "(C) 200_, Licensed to [CUSTOMER] along with applicable trademarks and intellectual property. All Rights Reserved."

          7.3  Infringement of Proprietary Rights.

CUSTOMER shall notify Provider of any action by any third party known or suspected by CUSTOMER to constitute an infringement of Provider's proprietary rights. CUSTOMER shall honor all reasonable requests by Provider, other than engaging as a party in litigation (unless Provider agrees to indemnify and hold Customer harmless from such litigation, including the payment of Customer's reasonable legal fees), to perfect and protect at Provider's expense any rights of Provider in the Services, the Network or such intellectual property or trade secret rights. Provider shall notify CUSTOMER of any action by any third party known or suspected by Provider to constitute an infringement of CUSTOMER's proprietary rights. Provider shall honor all reasonable requests by CUSTOMER, other than engaging as a party in litigation (unless CUSTOMER agrees to indemnify and hold Provider harmless from such litigation, including the payment of Provider's reasonable legal fees), to perfect and protect at CUSTOMER's expense any rights of CUSTOMER in the Services, the Network or such intellectual property or trade secret rights.

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                                                                   Exhibit 10.15

     8.  Indemnity Provisions.

           8.1  By Provider.
Provider will defend, indemnify and hold CUSTOMER harmless from and against any losses arising out of any claim by an END-USER which is based on any warranty, promise or representation made by Provider to Customer under this Agreement relating to Provider's obligations to provide the Service. Failure by the CUSTOMER to include in its Service Agreements with END-USERS the provisions required by this Agreement (Sections 2.2 and 7.2) shall relieve Provider from the responsibilities set forth in this Section 8.1 to the extent such failure is reasonably related to the alleged losses.

           8.2  By CUSTOMER.
CUSTOMER will defend, indemnify and hold Provider harmless from and against all claims, complaints, losses, costs and expenses asserted by third parties to the extent they arise out of or in connection with (a) CUSTOMER'S breach of or default of any covenant or provision of this Agreement, (b) any grossly negligent or willful act or omission or violation of Section 3.4 by CUSTOMER or any of its END-USERS, or their respective directors, officers, owners, employees or agents, or (c) any violation or alleged violation by CUSTOMER or END-USERS of any and all applicable rules, regulations, statutes, codes, ordinances and other requirements, whether federal, state, local, foreign, or international, in connection with the matters contemplated by this Agreement. Provider will defend, indemnify and hold CUSTOMER harmless from and against all claims, complaints, losses, costs and expenses asserted by third parties to the extent they arise out of or in connection with (a) Provider's breach of or default of any covenant or provision of this Agreement, (b) any grossly negligent or willful act or omission or violation of Section 3.4 by Provider or its directors, officers, owners, employees or agents, or (c) any violation or alleged violation by Provider of any and all applicable rules, regulations, statutes, codes, ordinances and other requirements, whether federal, state, local, foreign, or international, in connection with the matters contemplated by this Agreement.

           8.3  Defense Obligations.
The indemnifying party under Section 8.1 or 8.2, above, shall assume the defense of any claim qualifying for indemnification with counsel reasonably satisfactory to the other party, and the other party shall cooperate to the extent reasonably requested by the indemnifying party. The other party may employ its own counsel in any such case, and shall pay such counsel's fees and expenses. The indemnifying party shall have the right to settle any claim for which indemnification is available; provided, however, that to the extent that such settlement requires the other party to take or refrain from taking any action or purports to obligate the other party, then the indemnifying party shall not settle such claim without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

     9.  Nondisclosure.

           9.1 Confidential Information.
Provider and CUSTOMER agree that all information (whether in writing, orally or in any other format) disclosed by either of them to the other during the negotiation of this Agreement or to be disclosed during the performance of this Agreement including all such exchanges which have taken place prior to the execution of this Agreement (without regard to whether information has been expressly marked or otherwise designated as confidential or proprietary) shall constitute "Confidential Information"; provided, however, that Confidential Information shall not include information that is or becomes publicly known through no wrongful act of either Party (or any of its employees), has been approved for release by written authorization of the originating Party, or has been disclosed pursuant to a requirement of a government agency or of law. During the term of this Agreement, and at all times thereafter, the Party to whom Confidential Information has been imparted shall maintain such information as confidential and shall not disclose or permit the same to be disclosed to any person or entity. Each Party shall take all reasonable steps to minimize the risks of disclosure of Confidential Information. Each of the Parties further agree that the unauthorized disclosure by it of Confidential Information received from the other shall cause irreparable harm and significant injury to the other which may be difficult to ascertain. Accordingly, each Party agrees that the other shall be entitled to equitable relief, including, without limitation, an immediate injunction enjoining any breach by it of this Section, in addition to all other remedies available to such Party at law or in equity. The Parties agree that the obligations in this Section shall survive the termination or expiration of this Agreement.

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                                                                   Exhibit 10.15

9.2 Limitation on Disclosures.

Neither party shall publicly use the other party's name, trademark, service mark or any other identifying symbols, directly or indirectly, in any public advertising, news release, or any other public professional or trade publication, and, except as may be required by law, without such party's previous consent. Neither party shall make any press release, public announcement, or any other public disclosure concerning this Agreement, without the other party's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, nothing set forth herein shall prohibit CUSTOMER from accurately using Provider's name for CUSTOMER'S own business promotional purposes, including identifying Provider as one of its providers to existing and potential business partners or disclosing Provider as one of its providers as necessary for financing purposes. Notwithstanding anything contained herein to the contrary, Provider shall be allowed to disclose the pricing schedule contained herein (without specifically identifying the identity of CUSTOMER) with respect to any "True Pricing" survey which includes Provider or with respect to any merger, acquisition or other material transaction regarding Provider or any of its affiliates (provided that the intended recipients of such information agree to keep the information confidential). Notwithstanding anything contained herein to the contrary, CUSTOMER shall be allowed to disclose the pricing schedule contained herein with respect to any merger, acquisition or other material transaction regarding Customer or any of its affiliates (provided that the intended recipients of such information agree to keep the information confidential).


10.  Dispute Resolution.

Any disagreement or dispute between the parties shall, if not promptly resolved by mutual agreement, be reduced to writing and submitted to the executive officers of each party designated to handle such disputes. Within 30 days of the submittal, the executive officers may, upon mutual agreement, meet to resolve the dispute and to hear any arguments that a party wishes to make in connection therewith. If the executive officers reach agreement on the disposition of the dispute, they shall promptly issue their joint written decision resolving the dispute. Any dispute so dealt with shall be considered conclusively and finally decided and shall not be the subject of any litigation. Any dispute, which such executive officers are unable to promptly decide, may be taken by the aggrieved party to binding arbitration under the rules of the American Arbitration Association in Miami.

11.  General Terms.

11.1  Independent Contractors.

The Parties hereto are acting as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. Except as otherwise expressly provided in this Agreement, this Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Except as otherwise expressly provided in this Agreement, neither party shall have any authority to act for the other party in any agency or other capacity, to make commitments of any kind for the account of, or on behalf of, the other party or to contract for or bind the other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

11.2  Force Majeure.

Provider shall not be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control, including, without limitation, actions or failures to act of CUSTOMER or any END-USER, acts of God, fire, catastrophe, governmental prohibitions or regulations, telephone company equipment failure or delays, international bandwidth provider failure or delays, viruses which did not result from the acts or omissions of Provider, its employees or agents, national emergencies, power failures, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and Provider shall act with diligence to correct such force majeure.

In order to avoid telephone company equipment failure or delays, or international bandwidth provider failure or delays, Provider shall contract with carrier grade telephone companies and international bandwidth providers.

                                                                   Exhibit 10.15

CUSTOMER shall have the right, in its sole discretion, to secure access from another service provider without any penalty for those POPs subject to force majeure for the time period of such force majeure.

11.3  Delays or Omissions.

No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.

11.4  Binding Agreement.

Unless otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns . No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and unless otherwise provided herein, the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns.

Subject to Section 5.2, this Agreement is valid and binding and shall continue in full force and effect without penalty or other adverse consequence, including, without limitation, consequences resulting from any Change in Control of either party.

"Change in Control" means the occurrence of any one of the following events:
(a) any consolidation, merger or other similar transaction involving Provider or Customer, if Provider or Customer is not the continuing or surviving corporation, or which contemplates that all or substantially all of the business and/or assets of Provider or Customer will be controlled by another corporation;
(b) any sale, lease, exchange or transfer (in one transaction or series of related transactions) of all or substantially all of the assets of Provider or Customer; (c) approval by the stockholders of Provider or Customer of any plan or proposal for the liquidation or dissolution of Provider or Customer, unless such plan or proposal is abandoned within 60 days following such approval; (d) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding shares of voting stock of Provider or Customer; provided, however, that for purposes of the foregoing, "person" excludes any underwriter purchasing shares of Provider or Customer with the intent of reselling them; or (e) if, during any period of 24 consecutive calendar months commencing on the date of this Agreement, those individuals (the "Continuing Directors") who either (i) were directors of Provider or Customer on the first day of each such period, or (ii) subsequently became directors of Provider or Customer and whose actual election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Provider or Customer, cease to constitute a majority of the board of directors of Provider or Customer

11.5  Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail (return receipt requested), overnight express air courier, charges prepaid, or facsimile addressed as follows:

To CUSTOMER:                                     with a copy to:

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------

                                                                   Exhibit 10.15

______________________________________    ______________________________________

______________________________________    ______________________________________

Phone: _____________Fax: _____________    Phone: _____________Fax: _____________


To PROVIDER:                              with a copy to:

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

______________________________________    ______________________________________

Phone: _____________Fax: _____________    Phone: _____________Fax: _____________


If a notice is given by either party by certified or registered mail, it will be deemed received by the other party on the third business day following the date on which it is deposited for mailing. If a notice is given by either party by overnight air express courier, it will be deemed received by the other party on the next business day following the date on which it is provided to the air express courier. If a notice is given by facsimile, it will be deemed received by the other party after confirmation of receipt.

11.6  Compliance with Law.
Both parties are responsible for complying with all applicable rules, regulations, statutes, codes, ordinances and other requirements, whether federal, state, local, foreign, or international, in connection with the matters contemplated by this Agreement.

11.7  Assignment.
CUSTOMER's rights under this Agreement are non-transferable, and may not be assigned or sub-licensed without the prior written authorization of Provider unless the assignment is to an affiliate of CUSTOMER or in connection with the sale of substantially all the assets of CUSTOMER. Such authorization may be withheld for any reason. Any act in derogation of the foregoing shall be null and void; provided, however, that any such assignment shall not relieve CUSTOMER of its obligations hereunder. Provider's rights under this Agreement are non-transferable, and may not be assigned or sub-licensed without the prior written authorization of CUSTOMER unless the assignment is to an affiliate of Provider or in connection with the sale of substantially all the assets of Provider. Such authorization may be withheld for any reason. Any act in derogation of the foregoing shall be null and void; provided, however, that any such assignment shall not relieve Provider of its obligations hereunder.

11.8  No Third Party Beneficiaries.
No provision to this Agreement is intended, nor shall any be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any affiliate, shareholder, partner of any party hereto or any other third party; including any END-USER, unless specifically provided otherwise herein, and except as so provided, all provisions hereof, shall be personal solely between the parties to this Agreement.

11.9  Severability.

                                                                   Exhibit 10.15

In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed so as to render it enforceable and effective to the maximum extent possible in order to effectuate the intention of this Agreement; and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

11.10  Order of Precedence.

In the event of any conflict or inconsistency between this Agreement and any attachments, schedules, or exhibits, the provisions of the Agreement shall control.

11.11  Governing Law.

This Agreement and any issues arising out of or in relation thereto shall be governed by the law of Florida applicable to contracts to be performed wholly within that state. CUSTOMER and Provider agree to the exclusive jurisdiction of
the courts of   Florida for any action or proceeding arising out of or in
relation to this Agreement.

11.12  Entire Agreement / Amendments.

This Agreement and the attachments, schedules and exhibits incorporated herein by reference constitute the entire understanding and agreement between the parties with regard to the subjects hereof and supersede all prior oral and written agreements, commitments and understandings with respect to such matters. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto. The execution of this Agreement terminates the existing network services agreement currently in place between the parties.

11.13  Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each counterpart shall be deemed to be an original, and all counterparts individually or together shall constitute one and the same instrument.

Each party represents and warrants that the person whose signature appears below is duly authorized to enter into this Agreement on behalf of the party.

In Witness Whereof, the parties have entered into this Agreement as of the date set forth:

Tutopia.com, Inc.




/s/ Jak Bursztyn
----------------------------------------------------
Signature


Jak Bursztyn
----------------------------------------------------
Print Name


President
----------------------------------------------------
Title


August 30, 2000
----------------------------------------------------
Date

                                                                   Exhibit 10.15

IFX CORPORATION




/s/ Michael Shalom
-----------------------------------------------------
Signature


Michael Shalom
-----------------------------------------------------
Print Name


CEO
-----------------------------------------------------
Title


August 30, 2000
-----------------------------------------------------
Date


Attachments:
Schedule A  -  Pricing Schedule
----------
Schedule B  -  Service Standards
----------